Exhibit 99.1

Tripath Announces Resignation of Vice President of Finance and

Chief Financial Officer Jeffrey L. Garon

San Jose, Calif. – August 9, 2006 — Tripath Technology Inc. (OTCBB:TRPH) today announced the resignation of Jeffrey L. Garon as Vice President of Finance and Chief Financial Officer of the Company, effective August 3, 2006. Mr. Garon resigned for personal reasons.

About Tripath Technology Inc.

Based in San Jose, California, Tripath Technology Inc. is a fabless semiconductor company that focuses on providing highly efficient power amplification to the digital media, consumer electronics and communications markets. Tripath owns the patented technology called Digital Power Processing® (DPP), which leverages modern advances in digital signal processing and power processing. Tripath markets audio amplifiers with DPP under the brand name Class-T®. Tripath’s current customers include, but are not limited to, companies such as Alcatel, Alpine, Hitachi, JVC, Sanyo, Sharp, Sony and Toshiba. For more information on Tripath, please visit Tripath’s web site at www.tripath.com.

CONTACT:

Tripath Technology Inc.

Dr. Adya S. Tripathi, 408-750-3000

adya@tripath.com

INVESTOR CONTACT:

Lippert / Heilshorn & Associates, Inc.

Kirsten Chapman, 415-433-3777

kirsten@lhai-sf.com